Exhibit 99.1

March 4, 2016

COMPANY CONTACT:
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel to Release Year-End 2015 Financial Results on March 10

Clayton, Mo. (March 4, 2016) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release year-end 2015 financial results after market close on Thursday, March 10, 2016.

FutureFuel management will not host an investment-community conference call. Participation in recent earnings calls has been limited, and no further earnings calls are scheduled at this time.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel. Please visit www.futurefuelcorporation.com for more information.

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